Exhibit 3

Joint Filing Agreement

The undersigned hereby agree that the statement on Schedule 13D with respect to the common stock of RAE Systems, Inc. dated as of January 18, 2011 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to an in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: January 20, 2011

CHEN REVOCABLE TRUST DTD 5/8/2001		CHEN FAMILY FOUNDATION

By:	/s/ Robert I. Chen	By:	/s/ Robert I. Chen
Robert I. Chen		Robert I. Chen
Trustee

By:	/s/ Lien Q. Chen	By:	/s/ Lien Q. Chen
Lien Q. Chen		Lien Q. Chen
Trustee

ROBERT I. CHEN		LIEN Q. CHEN

By:	/s/ Robert I. Chen	By:	/s/ Lien Q. Chen

HSI FAMILY TRUST		PETER HSI

By:	/s/ Peter Hsi	By:	/s/ Peter Hsi
Peter Hsi
Trustee

SANDY HSI

By:	/s/ Sandy Hsi	By:	/s/ Sandy Hsi
Sandy Hsi
Trustee